YELLOWCAKE MINING INC.
                            Suite 219, 7 Ashland Road
                               Caldwell, NJ 07006

                             Telephone: 732.889.1558


                          CANCELLATION OF REVERSE SPLIT

December 1, 2010                                      Trading Symbol: OTCBB YCKM

Yellowcake Mining Inc. (the "Company") announces that further to its November 8, 2010 news release, the board of directors has decided not to proceed with a one for 3,700 reverse stock split of the Company's authorized and issued and outstanding common stock. Therefore the share capital will not change at this time.

On behalf of the Board of Directors

Lisa Lopomo, President

CONTACT:
         Yellowcake Mining Inc.
         Lisa Lopomo
         President
         732.889.1558